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                                                                     Exhibit 5.1



                             DEWEY BALLANTINE LLP
                          1301 Avenue of the Americas
                           New York, New York 10019



                                      November 25, 1998

Guidant Corporation
111 Monument Circle, 29th Floor
Indianapolis, IN  46204-5129


Dear Sirs:

          We refer to the Registration Statement on Form S-3 (File No. 333-00014) as amended by Post-effective Amendment No. 1 (the "Registration Statement") being filed by Guidant Corporation, an Indiana corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to $500,000,000 (or the equivalent thereof in foreign currencies or currency units) aggregate principal amount of Senior Debt Securities (the "Senior Debt Securities") of the Company and an indeterminate number of shares of the Company's common stock ("Common Stock") which may be issuable from time to time upon the conversion or exchange of one or more series of the Senior Debt Securities. We also refer to the form of the Indenture and the form of the Supplemental Indenture (collectively, the "Indenture") to be entered into between the Company and Citibank, N.A., as trustee (the "Trustee"), which are
Exhibit 4.1 and 4.2 to the Registration Statement.

          We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.

          Based upon the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana.

          2. When the Company and the Trustee execute and deliver the Indenture and the specific terms of a series of Senior Debt Securities have been duly authorized and established in accordance with such Indenture, and such Senior Debt Securities have been duly authorized, executed, authenticated, issued and delivered in
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Guidant Corporation
November 25, 1998
Page 2

              accordance with such Indenture, against payment therefor in accordance with such Indenture and any applicable underwriting or other agreement, such Senior Debt Securities will constitute the valid and binding obligations of the Company, except that (a) enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rearrangement, receivership, moratorium or other laws and matters of public policy now or hereafter in effect relating to or affecting enforcement of creditors' rights, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Senior Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States, and (iii) the enforceability of forum selection clauses in the federal courts.

          3. When any of the shares of Common Stock previously authorized for issuance upon conversion or exchange of a series of Senior Debt Securities have been duly issued, the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon exchange or conversion of such Senior Debt Securities in accordance with the Indenture, such Common Stock will be validly issued, fully paid and nonassessable.

          In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any series of Senior Debt Securities, (i) the Indenture shall have been duly authorized, executed and delivered by the Company in accordance with applicable law and the Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) the Senior Debt Securities shall have been duly authorized in accordance with the Indenture and delivered and paid for by the purchasers thereof, and (iii) the Company shall have taken all appropriate further corporate action. We have also assumed that none of the terms of any series of Senior Debt Securities to be established subsequent to the date hereof, nor the issuance and delivery of such securities, nor the compliance by the Company with the terms of such securities will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or
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Guidant Corporation
November 25, 1998
Page 3

governmental body having jurisdiction over the Company. Finally, we have assumed that the Trustee is duly organized and has all requisite power and authority under the laws of the jurisdiction of its organization to enter into and perform its obligations under the Indenture and that the Indenture shall constitute a valid and binding obligation of the Trustee.

          In connection with the opinions expressed above, we have also assumed that at or prior to the time of conversion or exchange of a series of Senior Debt Securities, (i) the Common Stock shall have been duly authorized for issuance by the Company, (ii) the certificates for the Common Stock shall have been duly executed and delivered by the Company, and (iii) the Company shall have taken all appropriate further corporate action.

          We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction except the State of New York and the federal law of the United States. As to matters governed by Indiana law, we have relied solely upon the opinion of Baker & Daniels, Indianapolis, Indiana, a copy of which is enclosed herewith.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              /s/ Dewey Ballantine LLP